Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 relating to the Consolidated financial statements appearing in the Annual Report on Form 10-K of Rani Therapeutics Holdings, Inc. for the year ended December 31, 2025.

/s/ Marcum LLP

San Francisco, CA

March 26, 2026